SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): November 2, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067 (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

      Fortune's press release of November 2, 1999 follows:

      NOVEMBER 2, 1999 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (OTC BB: FPXA) announced today its financial results for the quarter ended September 30, 1999.

    Third quarter 1999 vs. 1998
    ---------------------------

      Fortune incurred a net loss for the third quarter of 1999 of $316,000, or $0.03 per share, compared to a net loss of $1,165,000, or $0.10 per share, for the third quarter of 1998. The lower 1999 loss is due to a combination of higher oil and gas prices, a reduction in most costs as a result of our cost reduction plan implemented in January 1999 and the absence of an impairment to oil and gas properties in 1999. Fortune's third quarter 1999 loss of $316,000 is also an improvement over its $393,000 loss reported during the second quarter of 1999, and it is the lowest loss reported by Fortune since the fourth quarter of 1996. Furthermore, this is the fourth consecutive quarter in which the reported loss has declined.

      Fortune's oil and gas revenues continue to improve as a result of higher oil and gas prices. Furthermore, successful drilling results are partially offsetting production declines from depletion. New production from three successful year-end 1998 exploratory wells, at South Timbalier Block 86 and two at Espiritu Santo Bay, began contributing revenues during the quarter ended June 30, 1999. Two other successful exploratory wells, one at Bay Marchand Block 5 and one at Bacon prospect in Mississippi, began contributing revenues during the third quarter of 1999. Consequently, Fortune's revenues from sales of oil and gas for the third quarter ended September 30, 1999 ($460,000) were higher than the third quarter ended September 30, 1998 ($388,000) and were the highest quarterly oil and gas revenues since Fortune sold its interest in East Bayou Sorrel on March 31, 1998.

      Gas prices increased to $2.60 per MCF (24%) during the third quarter of 1999 versus $2.09 per MCF for the same 1998 period. Oil prices increased to $18.98 per Bbl (62%) versus $11.75 per Bbl for 1998. In addition to increased oil and gas revenues, Fortune experienced decreases in general and administrative expense of 5%; depreciation, depletion and amortization of 14%; and interest expense of 63% for the third quarter of 1999 versus 1998. Furthermore, Fortune did not incur an impairment to oil and gas properties in 1999 compared to a $600,000 impairment in the third quarter of 1998.

    Year-to-date 1999 vs. 1998
    --------------------------

      Fortune incurred a net loss for the first nine months of 1999 of $1,261,000, or $0.10 per share, compared to a net loss of $2,629,000, or $0.22 per share, for the first nine months of 1998.

      Primarily as a result of Fortune's sale of its East Bayou Sorrel field on March 31, 1998 for $4.7 million and lower gas prices earlier this year, oil and gas revenues for the first nine months of 1999 decreased 25% to $1,136,000, compared to $1,511,000 reported for the first nine months of 1998. Oil prices increased 22% while gas prices increased 1% for the first nine months of 1999 versus 1998. The sale of East Bayou Sorrel was the primary contributor to the decrease in oil production of 64% and gas production of 11% for the first nine months of 1999 versus 1998. Offsetting the decreased oil and gas revenues were decreases in production and operating expense of 31%; depreciation, depletion and amortization of 38%; general and administrative expense of 16%; and interest expense of 41% for the first nine months of 1999 versus 1998. Furthermore, Fortune did not incur any impairments to oil and gas properties thus far in 1999 versus $860,000 incurred during the first nine months of 1998.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-K, as well as its other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                               ************

                                              Company Contact:  J. Michael Urban
                                                          Vice President and CFO
                                                                 (281)  872-1170


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


                      FORTUNE NATURAL RESOURCES CORPORATION

                      Consolidated Statements of Operations
                   ($ in thousands, except per share figures)


                                                                        Three Months Ended             Nine Months Ended
                                                                           September 30,                 September 30,
                                                                    --------------------------    -------------------------
                                                                       1999           1998           1999           1998
                                                                    -----------    -----------    ----------     ----------
                                                                                           (Unaudited)
REVENUES
     Sales of oil and gas, net of royalties                         $       460    $       388    $    1,136     $    1,511
     Other income                                                             9             42            33            118
                                                                    -----------    -----------    ----------     ----------
         Total Revenues                                                     469            430         1,169          1,629
                                                                    -----------    -----------    ----------     ----------

COSTS AND EXPENSES
     Production and operating                                               128            118           330            477
     Provision for depletion, depreciation and amortization                 249            290           689          1,120
     Impairment to oil and gas properties                                     -            600             -            860
     General and administrative                                             311            328           960          1,142
     Note restructuring cost                                                  -              -            61              -
     Interest paid in cash                                                   97             97           291            306
     Interest - amortization of deferred financing cost                       -            162            99            353
                                                                    -----------    -----------    ----------     ----------
                                                                            785          1,595         2,430          4,258
                                                                    -----------    -----------    ----------     ----------
Loss before income taxes                                                   (316)        (1,165)       (1,261)        (2,629)
Provision for income taxes                                                    -              -             -              -
                                                                    -----------    -----------    ----------     ----------
Net loss                                                            $      (316)   $    (1,165)   $   (1,261)    $   (2,629)
                                                                    ===========    ===========    ==========    ===========
Weighted average common shares
  outstanding (thousands)                                                12,234         12,134        12,189         12,130
                                                                    -----------    -----------    ----------     ----------
Net loss per common share                                           $     (0.03)   $     (0.10)   $    (0.10)    $    (0.22)
                                                                    ===========    ===========    ==========     ==========
Net cash used in operating activities                                                             $     (594)    $     (324)
                                                                                                  ==========     ==========
Net cash provided by (used in) investing activities                                               $     (302)    $    1,680
                                                                                                  ==========     ==========
Net cash used in financing activities                                                             $        -     $     (638)
                                                                                                  ==========     ==========

                            Summary of Balance Sheets


                                                                        September 30, 1999             December 31, 1998
                                                                        ------------------             -----------------
Total current assets                                                      $        896                   $      1,887
Current liabilities                                                                224                            563
Long-term debt                                                                   3,225                          3,225
Total net stockholders' equity                                                   3,567                          4,704


                                 Production Data

                                                                        Three Months Ended             Nine Months Ended
                                                                           September 30,                 September 30,
                                                                    --------------------------    -------------------------
                                                                       1999           1998           1999           1998
                                                                    -----------    -----------    ----------     ----------
Net production:
     Oil (BBL)                                                            5,400          7,500        12,900         35,600
     Gas (MCF)                                                          137,000        142,800       412,400        462,700
Average sales prices for period:
     Oil (BBL)                                                      $     18.98    $     11.75    $    16.27     $    13.38
     Gas (MCF)                                                      $      2.60    $      2.09    $     2.25     $     2.23


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE NATURAL RESOURCES  CORPORATION



                              By: /s/ J. Michael Urban
                                  ------------------------------------------
                                  J. Michael Urban
                                  Vice President and Chief Financial Officer



Date:  November 2, 1999


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